Exhibit 16.1
CirTran Corporation
Form 10-KSB

               Pritchett, Siler & Hardy, P.C.
                CERTIFIED PUBLIC ACCOUNTANTS
                555 East 200 South, Suite 250
                 Salt Lake City, Utah 84102
             (801) 328-2727 - FAX (801) 328-1123







                                              April 30, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements of CirTran Corporation (formerly Vermillion Ventures, Inc.) pertaining to our firm included under Item 8 of Form 10-KSB dated December 31, 2000 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

                               E-70
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